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1 seasun8k071006.htm SEA SUN CAPITAL CORPORATION 8K, 07.10.06



                U.S.SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------

                                    FORM 8-K
                                 --------

                                 CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) June 29, 2006

                          SEA SUN CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)
    placeStateDelaware                 0-32307                     59-3518707
       (State of                    (Commission                  (IRS Employer
       Incorporation)              File Number)             Identification No.)

                    1011 Upper Middle Road East, suite 1444
                        Oakville, Ontario L6H 5Z9, Canada
                    (Address of principal executive offices)

          Registrant's telephone number, including area code (250) 717-3003

           _________424 Brookmill Road Oakville, Ontario L6J 5K5, Canada
            (Former Name or Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant Rule 14a-12 under Exchange Act
     (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 29, 2006 Sea Sun Capital Corporation ("Company") signed a transfer and assignment agreement ("Agreement") with Sea Sun Enterprises Inc. ("SSEI"), whereby the Company sold, transferred and assigned seventy-six (76) Investor Locations to SSEI for the sum of THREE MILLION EIGHT HUNDRED EIGHTY-SIX THOUSAND NINE HUNDRED TEN DOLLARS (U.S.D.$3,886,910.00). The sum of $432,865.00 U.S.D. shall be due and payable by the Purchaser to the Vendor on or before August 31, 2006; the sum of $109,845.00 U.S.D. shall be due and payable by the Purchaser to the Vendor on or before September 30, 2006 and the balance of the Purchase Price, being $3,344,200.00 U.S.D. shall be paid in 24 equal monthly payments of $148,106.02 (including interest of 6% per annum accrued monthly) commencing January 1, 2007. As a result of the sale and assignment of the 76 investor locations, the Company will retire the long-term debt associated with these locations of $8,933,400.00 recorded on their balance sheet and the entry will be off-set by recording the same amount as operating income.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 10, 2006

By: /s/Graham placeCityMillington
        Graham Millington
        President & CEO